Exhibit 99.1

DRAFT_NOT FOR RELEASE

A10 Networks Reports Second Quarter 2019 Financial Results and Company Update

Announces Election of Eric Singer to the Board of Directors

Announces Formation of Strategy Committee and Review of Strategic Alternatives

Announces Search Committee Directed at Supporting CEO Succession

SAN JOSE, Calif., July 30, 2019 — A10 Networks (NYSE: ATEN), a provider of intelligent and automated cybersecurity solutions, today announced financial results for its second quarter ended June 30, 2019.

Second Quarter 2019 Financial Summary

•	Revenue of $49.2 million, compared with $60.7 million in second quarter 2018

•	GAAP gross margin of 77.1 percent, non-GAAP gross margin of 78.0 percent

•	GAAP operating margin of (13.1) percent, non-GAAP operating margin of (1.9) percent

•	GAAP net loss of $5.8 million, or $0.08 per basic and diluted share, non-GAAP net loss of $0.3 million, or $0.00 per basic and diluted share

A reconciliation between GAAP and non-GAAP information is contained in the financial statements below.

“Second quarter revenue came in below our guidance as a number of large deals in our pipeline pushed into future quarters or were downsized. These deals were primarily in North America and within the service provider and web giant verticals where opportunities can be large but the timing is difficult to predict,” said Lee Chen, president and chief executive officer of A10 Networks. “Outside of North America, all of our major geographies met or exceeded our Q2 expectations, and we continued to make progress on our strategic initiatives in security, 5G and multi-cloud.”

Third Quarter 2019 Business Outlook (+)

For the third quarter of 2019, the company currently expects:

•	Revenue in the range of $50.0 million to $54.0 million

•	Non-GAAP gross margin in the range of 76 percent to 78 percent

•	Non-GAAP operating expenses in the range of $40.0 million to $41.0 million

•	Non-GAAP earnings per share to be between a loss of $0.04 and income of $0.03 using approximately 76.5 million basic and 79.5 million diluted shares

•	The company currently anticipates that it will achieve sequential revenue growth in the fourth quarter of 2019 over the level expected in the third quarter

(+)	Please refer to the note below on forward-looking statements and the risks involved with such statements as well as the note on non-GAAP financial measures.

Company Update

Election of Eric Singer to the Board of Directors, effective immediately

The Board of Directors welcomes Eric Singer, Founder and Managing Member of VIEX Capital Advisors, to the Board. In addition to a long track record as a successful investor in technology companies, Singer has substantial experience serving on public boards and in assisting them in creating and expanding shareholder value. Singer is currently a director of Quantum Corporation and previously served on the boards of directors of Numerex Corp., YuMe, Inc., Support.com, Meru Networks, PLX Technology, Inc., and Sigma Designs, Inc., among other companies.

Singer joins the Board in connection with the company’s entry into a letter agreement with VIEX Capital Advisors and its affiliates, in which the company has agreed to fix the size of the Board at six and renominate Singer and Tor R. Braham for election at the 2019 annual meeting of stockholders. Pursuant to the agreement, VIEX Capital Advisors has also been granted the right to identify, and A10 Networks will appoint within 15 days thereafter, an additional director to the Board, with Phillip J. Salsbury agreeing to resign from the Board in such event.

Formation of Strategy Committee of the Board and review of Strategic Alternatives

As part of the election of Singer, the company has formed a Strategy Committee, which consists of Singer, existing director Peter Chung and existing director Tor Braham. The Strategy Committee is tasked and empowered with overseeing and executing specific activities directed to increasing shareholder value. In furtherance of these activities, the company has retained Bank of America Merrill Lynch to advise the company and the Board on strategic matters, including a near term exploration of a potential sale or change of control transaction. No assurance can be given that such a transaction will be consummated in the near term or at all.

Formation of Search Committee of the Board directed at supporting CEO succession

The Board of Directors has also formed a Search Committee, which is tasked with developing near term plans for CEO succession. The Search Committee has retained a leading executive search firm for the purpose of recruiting and exploring potential candidates for the chief executive officer position. This search is under-way and the company is optimistic that this search can be completed with the announcement of a new CEO during the third quarter of 2019.

A10 Networks also announced today the planned retirement of Lee Chen, president and chief executive officer of A10 Networks, to take place upon the appointment of a successor. Chen commented, “A10’s future remains bright and I continue to be very excited about the innovations we have brought to market and our position in security, 5G and multi-cloud. However, I have decided that now is the appropriate time for me to transition the company to a new leader. I will work closely with the Board and management team to help ensure a smooth transition.”

“The A10 Board of Directors wishes to thank Lee for his leadership, entrepreneurial dedication and years of service in building A10’s business with vision and integrity”, said Phil Salsbury, lead independent director of the A10 Board.

Prepared Materials and Conference Call Information

A10 Networks has made available a presentation with management’s prepared remarks on its second quarter 2019 financial results. These materials are accessible from the “Investor Relations” section of the A10 Networks website at investors.a10networks.com.

A10 Networks will host a conference call today at 4:30 p.m. Eastern time / 1:30 p.m. Pacific time for analysts and investors to discuss its second quarter 2019 financial results and outlook for its third quarter 2019. Open to the public, investors may access the call by dialing +1-844-792-3728 or +1-412-317-5105. A live audio webcast of the conference call will be accessible from the “Investor Relations” section of the A10 Networks website at investors.a10networks.com. The webcast will be archived for a period of one year. A telephonic replay of the conference call will be available two hours after the call, will run for five business days, and may be accessed by dialing +1-877-344-7529 or +1-412-317-0088 and entering the passcode 10133387. The press release and supplemental financials will be accessible from the “Investor Relations” section of the A10 Networks website prior to the commencement of the conference call.

Forward-Looking Statements

This press release contains “forward-looking statements,” including statements regarding our pipeline; projections for our future operating results, including our anticipation that we will achieve sequential revenue growth in the fourth quarter of 2019; the size of opportunities in North America and within the service provider and web giant verticals; progress on our strategic initiatives; our position in security, 5G and multi-cloud; our plans to explore strategic alternatives, including a potential sale or change of control transaction; and the timing of completing a search for a CEO successor. Forward-looking statements are subject to known and unknown risks and uncertainties and are based on assumptions that may prove to be incorrect, which could cause actual results to differ materially from those expected or implied by the forward-looking statements. Factors that may cause actual results to differ include execution risks related to closing key deals and improving our execution, the continued market adoption of our products, our ability to successfully anticipate market needs and opportunities, our timely development of new products and features, our ability to achieve or maintain profitability, any loss or delay of expected purchases by our largest end-customers, our ability to maintain or improve our competitive position, competitive and execution risks related to cloud-based computing trends, our ability to attract and retain new end-customers and our largest end-consumers, our ability to maintain and enhance our brand and reputation, changes demanded by our customers in the deployment and payment model for our products, continued growth in markets relating to network security, the success of any future acquisitions or investments in complementary companies, products, services or technologies, the ability of our sales team to execute well, our ability to shorten our close cycles, the ability of our channel partners to sell our products, variations in product mix or geographic locations of our sales, risks associated with our presence in international markets, weaknesses or deficiencies in our internal control over financial reporting, and our ability to timely file periodic reports required to be filed under the Securities Exchange Act of 1934.

Non-GAAP Financial Measures

In addition to disclosing financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release and the accompanying table contain certain non-GAAP financial measures, including non-GAAP net income (loss), non-GAAP gross profit and non-GAAP operating income (loss). Non-GAAP financial measures do not have any standardized meaning and are therefore unlikely to be comparable to similarly titled measures presented by other companies.

A10 Networks considers these non-GAAP financial measures to be important because they provide useful measures of the operating performance of the company, exclusive of unusual events or factors that do not directly affect what we consider to be our core operating performance, and are used by the company’s management for that purpose. We define non-GAAP net income (loss) as our GAAP net income (loss) excluding: (i) stock-based compensation and related payroll tax, (ii) amortization expense related to acquisition and (iii) non-recurring expenses associated with the litigation settlement expense and internal investigation. We define non-GAAP gross profit as our GAAP gross profit excluding stock-based compensation and related payroll tax. We define non-GAAP operating income (loss) as our GAAP income (loss) from operations excluding (i) stock-based compensation and related payroll tax, (ii) amortization expense related to acquisition and (iii) non-recurring expenses associated with the litigation settlement expense and internal investigation.

We have included our non-GAAP net income (loss), non-GAAP gross profit and non-GAAP operating income (loss) in this press release. Non-GAAP financial measures are presented for supplemental informational purposes only for understanding the company’s operating results. The non-GAAP financial measures should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from non-GAAP financial measures presented by other companies. Please see the reconciliation of non-GAAP financial measures to the most directly comparable GAAP measure attached to this release. A reconciliation of non-GAAP guidance measures to corresponding GAAP measures on a forward-looking basis is not available due to high variability and low visibility with respect to the charges which are excluded from these non-GAAP measures.

About A10 Networks

A10 Networks (NYSE: ATEN) provides Reliable Security Always™, with a range of high-performance application networking solutions that help organizations ensure that their data center applications and networks remain highly available, accelerated and secure. Founded in 2004, A10 Networks is based in San Jose, Calif., and serves customers globally with offices worldwide. For more information, visit: www.a10networks.com and @A10Networks.

The A10 logo and A10 Networks are trademarks or registered trademarks of A10 Networks, Inc. in the United States and other countries. All other trademarks are the property of their respective owners.

Investor Contact:

Maria Riley & Chris Mammone

The Blueshirt Group

415-217-7722

investors@a10networks.com

A10 NETWORKS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited, in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Revenue:
Products	$26,785	$39,224	$55,015	$67,373
Services	22,404	21,489	44,464	42,523

Total revenue	49,189	60,713	99,479	109,896
Cost of revenue:
Products	6,891	9,080	14,407	16,189
Services	4,380	4,107	9,114	8,882

Total cost of revenue	11,271	13,187	23,521	25,071

Gross profit	37,918	47,526	75,958	84,825

Operating expenses:
Sales and marketing	23,626	25,788	48,109	52,692
Research and development	14,617	15,572	30,783	34,369
General and administrative	6,099	9,858	14,457	21,452

Total operating expenses	44,342	51,218	93,349	108,513

Loss from operations	(6,424)	(3,692)	(17,391)	(23,688)
Non-operating income (expense):
Interest expense	(37)	(32)	(192)	(65)
Interest and other income (expense), net	776	(429)	143	137

Total non-operating income (expense), net	739	(461)	(49)	72

Loss before income taxes	(5,685)	(4,153)	(17,440)	(23,616)
Provision for income taxes	86	379	603	586

Net loss	$(5,771)	$(4,532)	$(18,043)	$(24,202)

Net loss per share:
Basic and diluted	$(0.08)	$(0.06)	$(0.24)	$(0.33)

Weighted-average shares used in computing net loss per share:
Basic and diluted	75,712	72,707	75,263	72,471

A10 NETWORKS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Continued)

(unaudited, in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
GAAP net loss	$(5,771)	$(4,532)	$(18,043)	$(24,202)
Stock-based compensation and related payroll tax	5,049	2,571	8,945	10,722
Amortization expense related to acquisition	253	253	506	505
Litigation and investigation expense	173	3,282	1,049	7,500

Non-GAAP net income (loss)	$(296)	$1,574	$(7,543)	$(5,475)

Non-GAAP net income (loss) per share:
Basic and diluted	$0.00	$0.02	$(0.10)	$(0.08)

Weighted average shares used in computing non-GAAP net income (loss) per share:
Basic	75,712	72,707	75,263	72,471

Diluted	75,712	74,634	75,263	72,471

A10 NETWORKS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited, in thousands)

	June 30, 2019	December 31, 2018
ASSETS
Current Assets:
Cash and cash equivalents	$36,818	$40,621
Marketable securities	82,478	87,754
Accounts receivable, net of allowances	45,251	53,972
Inventory	22,522	17,930
Prepaid expenses and other current assets	14,746	14,662

Total current assets	201,815	214,939
Property and equipment, net	7,408	7,262
Goodwill	1,307	1,307
Intangible assets	3,026	3,748
Other non-current assets	13,256	8,620

Total Assets	$226,812	$235,876

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$7,749	$8,202
Accrued liabilities	20,209	25,291
Deferred revenue	60,571	63,874

Total current liabilities	88,529	97,367
Deferred revenue, non-current	37,220	34,092
Other non-current liabilities	2,737	534

Total Liabilities	128,486	131,993

Stockholders’ Equity:
Common stock and additional paid-in-capital	388,357	376,273
Accumulated other comprehensive income (loss)	258	(144)
Accumulated deficit	(290,289)	(272,246)

Total Stockholders’ Equity	98,326	103,883

Total Liabilities and Stockholders’ Equity	$226,812	$235,876

A10 NETWORKS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited, in thousands)

	Six Months Ended June 30,
	2019	2018
Cash flows from operating activities:
Net loss	$(18,043)	$(24,202)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	4,982	4,103
Stock-based compensation	8,824	10,722
Other non-cash items	(310)	(234)
Changes in operating assets and liabilities:
Accounts receivable	8,802	(1,941)
Inventory	(5,045)	1,993
Prepaid expenses and other assets	63	(705)
Accounts payable	(434)	(3,035)
Accrued and other liabilities	(9,372)	3,163
Deferred revenue	(175)	7,447
Other	123	119

Net cash used in operating activities	(10,585)	(2,570)

Cash flows from investing activities:
Proceeds from sales of marketable securities	16,134	13,877
Proceeds from maturities of marketable securities	19,250	30,655
Purchases of marketable securities	(29,557)	(46,890)
Purchase of investment	—	(1,000)
Purchases of property and equipment	(2,303)	(1,289)

Net cash provided by (used in) investing activities	3,524	(4,647)

Cash flows from financing activities:
Proceeds from issuance of common stock under employee equity incentive plans	3,258	1,269
Other	—	(52)

Net cash provided by financing activities	3,258	1,217

Net decrease in cash and cash equivalents	(3,803)	(6,000)
Cash and cash equivalents - beginning of period	$40,621	$46,567

Cash and cash equivalents - end of period	$36,818	$40,567

A10 NETWORKS, INC.

RECONCILIATION OF GAAP GROSS PROFIT TO NON-GAAP GROSS PROFIT

(unaudited, in thousands, except percentages)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
GAAP gross profit	$37,918	$47,526	$75,958	$84,825
GAAP gross margin	77.1%	78.3%	76.4%	77.2%
Non-GAAP adjustments:
Stock-based compensation and related payroll tax	468	197	792	1,090

Non-GAAP gross profit	$38,386	$47,723	$76,750	$85,915

Non-GAAP gross margin	78.0%	78.6%	77.2%	78.2%

RECONCILIATION OF GAAP LOSS FROM OPERATIONS TO NON-GAAP OPERATING INCOME (LOSS)

(unaudited, in thousands, except percentages)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
GAAP loss from operations	$(6,424)	$(3,692)	$(17,391)	$(23,688)
GAAP operating margin	(13.1)%	(6.1)%	(17.5)%	(21.6)%
Non-GAAP adjustments:
Stock-based compensation and related payroll tax	5,049	2,571	8,945	10,722
Amortization expense related to acquisition	253	253	506	505
Litigation and investigation expense	173	3,282	1,049	7,500

Non-GAAP operating income (loss)	$(949)	$2,414	$(6,891)	$(4,961)

Non-GAAP operating margin	(1.9)%	4.0%	(6.9)%	(4.5)%